UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 28, 2006
(Date of earliest event reported)

KNAPE & VOGT MANUFACTURING COMPANY
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-01859 (Commission File Number)	38-0722920 (IRS Employer Identification no.)

2700 Oak Industrial Drive, N.E. Grand Rapids, MI (Address of principal executive office)	49505 (Zip Code)

Registrant’s telephone number, including area code: (616) 459-3311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.01.      Change in Control of Registrant

On July 28, 2006, Slideco, Inc. (Slideco) was merged with and into Knape & Vogt Manufacturing Company (Knape & Vogt) pursuant to the terms of an Agreement and Plan of Merger among Knape & Vogt, Slideco and Slideco’s parent, dated February 9, 2006, and approved by the shareholders of Knape & Vogt on July 26 2006.

Under the terms of the merger, all of the shares of Common Stock and Class B Common Stock of Knape & Vogt were cancelled and converted into the right to receive $19.00 in cash per share, without interest (except for shares held by Wind Point Partners VI, L.P., any direct or indirect subsidiary of Wind Point Partners VI, L.P., Knape & Vogt or any direct or indirect subsidiary of Knape & Vogt). As a result of the merger, Knape & Vogt is no longer a public company. The common stock of Knape & Vogt (Symbol KNAP) has been traded on the NASDAQ Global Market but will cease to be quoted as of the close of business on July 28, 2006.

Item 7.01      Regulation FD Disclosure

On July 28, 2006, Knape & Vogt Manufacturing Company issued a press release announcing the consummation of the merger described in Item 5.01. A copy of the press release is attached as Exhibit 99.1.

The press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated in any filing under the Securities Act of 1933 or the Exchange Act.

Exhibit

99.1      Press release dated July 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2006	KNAPE & VOGT MANUFACTURING COMPANY (Registrant) /s/ Leslie J. Cummings —————————————— Leslie J. Cummings Vice President of Finance and Treasurer